UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2010

ALICO, INC.
(Exact Name of Registrant as Specified in Charter)

FLORIDA	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

POST OFFICE BOX 338, LA BELLE, FLORIDA	33975
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 675-2966

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Friday, February 19, 2010, before the Company’s annual shareholder’s meeting,  Evelyn D’An notified the Company that she was resigning as the Chair of the Audit Committee and as a director of Alico, Inc.'s Board of Directors effective Thursday, February 18, 2010.  Ms. D’An indicated that she has no disputes regarding the Company’s operations, policies or practices.  At the annual meeting, the other eight nominees to the Board listed in the Company’s proxy statement, John R. Alexander, J.D. Alexander, Robert E. Lee Caswell, Ramon A Rodriguez, John D. Rood, Charles L. Palmer,  Robert J. Viguet and Gordon Walker, PhD, were nominated to continue to serve as directors and were elected as directors by a majority of the votes present and voting at the meeting.  Mr. Ramon A. Rodriquez replaced Ms. D’An as Chairman of the Company’s Audit Committee and as the Committee’s Financial Expert as required by applicable SEC and Nasdaq Rules.  Mr. Rodriquez currently also serves as Chairman of the Audit Committee of Republic Services, Inc., a solid waste company listed on the NYSE. Other committee assignments will be announced in a subsequent filing.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

The following exhibits are included with this Report:

Exhibit 99.1      Copy of letter dated February 18, 2010 from Evelyn D’An to the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC. (Registrant)

Date: February 22, 2010	By:	/s/ Steve Smith
Steve Smith
President and Principal Executive Officer

EXHIBIT INDEX

Exhibit 99.1	Copy of. letter dated February 18, 2010 from Evelyn D’An to the Registrant

EXHIBIT 99.1

February 18, 2010

Alico, Inc.
640 South Main Street
LaBelle, Florida 33975-0338

Att:           Gordon Walker, Chairman of the Nominating and Governance Committee and John R. Alexander, Chairman of the Board

Gentlemen:

Please accept this letter as my resignation, effective immediately, as the Chair of the Audit Committee and as a Director of the Board of Alico.

Sincerely,

/s/ Evelyn D’An

Evelyn D’An